                                                                     EXHIBIT 1.1

                                3,000,000 SHARES*

                        QUINTON CARDIOLOGY SYSTEMS, INC.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT

                                                                   May    , 2004


Needham & Company, Inc.
SunTrust Robinson Humphrey
Adams, Harkness & Hill, Inc.
Delafield Hambrecht, Inc.
  As Representatives of the several Underwriters
  c/o Needham & Company, Inc.
  445 Park Avenue
  New York, New York 10022

Ladies and Gentlemen:

      Quinton Cardiology Systems, Inc., a Delaware corporation (the "Company"), proposes to issue and sell 1,605,976 shares (the "Company Firm Shares") of the Company's Common Stock, $0.001 par value per share (the "Common Stock"), and the shareholder of the Company named in Schedule II hereto (the "Selling Shareholder") proposes to sell 1,394,024 shares (the "Selling Shareholder Firm Shares") of Common Stock, in each case to you and to the several other Underwriters named in Schedule I hereto (collectively, the "Underwriters"), for whom you are acting as Representatives (the "Representatives"). The Company has also agreed to grant to you and the other Underwriters an option (the "Option") to purchase up to an additional 450,000 shares of Common Stock (the "Option Shares") on the terms and for the purposes set forth in Section 1(b). The Company Firm Shares and the Selling Shareholder Firm Shares are referred to collectively herein as the "Firm Shares," the Company Firm Shares and the Option Shares are referred to collectively herein as the "Company Shares", and the Firm Shares and the Option Shares are referred to collectively herein as the "Shares."

      The Company and the Selling Shareholder confirms as follows their respective agreements with the Representatives and the several other Underwriters.

      1. Agreement to Sell and Purchase.

      (a) On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, (i) the Company agrees to issue and sell the Firm Shares to the Underwriters and (ii) each of the Underwriters, severally and not jointly, agrees to purchase from the Company the respective number of Firm Shares set forth opposite that Underwriter's name in Schedule I hereto, at the purchase price of $______ for each Firm Share.

      (b) On the basis of the representations, warranties and agreements of the Company and the Selling Shareholder herein contained and subject to all the terms and conditions of this Agreement, (i) the Selling Shareholder agrees to sell the Selling Shareholder Firm Shares to the Underwriters and (ii) each of the Underwriters,


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* Plus an option to purchase up to an additional 450,000 shares to cover over-allotments.

severally and not jointly, agrees to purchase from the Selling Shareholder the respective number of Selling Shareholder Firm Shares set forth opposite that Underwriter's name in Schedule I hereto, at the purchase price of $______ for each Selling Shareholder Firm Share.

      (c) Subject to all the terms and conditions of this Agreement, the Company grants the Option to the several Underwriters to purchase, severally and not jointly, up to the maximum number of Option Shares set forth in Schedule II hereto at the same price per share as the Underwriters shall pay for the Firm Shares. The Option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of this Agreement upon written notice (the "Option Shares Notice") by the Representatives to the Company no later than 12:00 noon, New York City time, at least two and no more than five business days before the date specified for closing in the Option Shares Notice (the "Option Closing Date"), setting forth the aggregate number of Option Shares to be purchased and the time and date for such purchase. On the Option Closing Date, the Company will issue and sell to the Underwriters the number of Option Shares set forth in the Option Shares Notice, and each Underwriter will purchase such percentage of the Option Shares as is equal to the percentage of Firm Shares that such Underwriter is purchasing, as adjusted by the Representatives in such manner as they deem advisable to avoid fractional shares.

      2. Delivery and Payment. Delivery of the Firm Shares shall be made to Needham & Company, Inc. for the accounts of the Underwriters against payment of the purchase price by wire transfer payable in same-day funds to the order of the Company for the Company Firm Shares to be sold by it and to the order of the Selling Shareholder for the Selling Shareholder Firm Shares to be sold by it at the office of Needham & Company, Inc., 445 Park Avenue, New York, New York 10022, at 10:00 a.m., New York City time, on the third (or, if the purchase price set forth in Section 1(b) hereof is determined after 4:30 p.m., Washington D.C. time, the fourth) business day following the commencement of the offering contemplated by this Agreement, or at such time on such other date, not later than seven business days after the date of this Agreement, as may be agreed upon by the Company and the Representatives (such date is hereinafter referred to as the "Closing Date").

      To the extent the Option is exercised, delivery of the Option Shares against payment by the Underwriters (in the manner specified above) will take place at the offices specified above for the Closing Date at the time and date (and on the date of delivery thereof, which may be the Closing Date) specified in the Option Shares Notice.

      The Shares shall, if certificated, be in definitive form, and, whether certificated or in book-entry form, shall be registered in such names and in such denominations as the Representatives shall request at least two business days prior to the Closing Date or the Option Closing Date, as the case may be, by written notice to the Company. For the purpose of expediting the checking and packaging of certificates for the Shares, the Company agrees to make such certificates available for inspection at least 24 hours prior to the Closing Date or the Option Closing Date, as the case may be.

      The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Company Firm Shares and Option Shares by the Company to the respective Underwriters shall be borne by the Company. The cost of transfer taxes, if any, in connection with the delivery of the Selling Shareholder Firm Shares by the Selling Shareholder to the respective Underwriters shall be borne by the Selling Shareholder. The Company will pay and save each Underwriter and any subsequent holder of the Shares harmless from any and all liabilities with respect to or resulting from any failure or delay in paying federal and state stamp taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to such Underwriter of the Shares.

      3. Representations and Warranties of the Company. The Company represents, warrants and covenants to each Underwriter that:

      (a) The Company meets the requirements for use of Form S-3 and a registration statement (Registration No. 333-114908) on Form S-3 relating to the Shares, including a preliminary prospectus and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Company under the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (collectively referred to as the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. The term "preliminary prospectus" as used herein means a preliminary prospectus, including the documents incorporated by reference therein, as contemplated by Rule 430 or Rule 430A of the Rules and Regulations included at any time as part of the registration statement. Copies of such registration statement and amendments and of each related preliminary prospectus have been delivered to the Representative. If such registration statement has not become effective, a further amendment to such registration statement, including a form of final prospectus, necessary to permit such registration statement to become effective will be filed promptly by the Company with the Commission. If such registration statement has become effective, a final prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A of the Rules and Regulations will be filed promptly by the Company with the Commission in accordance with Rule 424(b) of the Rules and Regulations. The term "Registration Statement" means the registration statement as amended at the time it becomes or became effective (the "Effective Date"), including all documents incorporated by reference therein, financial statements and all exhibits and schedules thereto and any information deemed to be included by Rule 430A and includes any registration statement relating to the offering contemplated by this Agreement and filed pursuant to Rule 462(b) of the Rules and Regulations. The term "Prospectus" means the prospectus, including the documents incorporated by reference therein, as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no such filing is required, the form of final prospectus, including the documents incorporated by reference therein, included in the Registration Statement at the Effective Date. Any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the Effective Date, the date of any preliminary prospectus or the date of the Prospectus, as the case may be, and deemed to be incorporated therein by reference.

      (b) No order preventing or suspending the use of any preliminary prospectus has been issued by the Commission, and no stop order suspending the effectiveness of the Registration Statement (including any related registration statement filed pursuant to Rule 462(b) under the Act) or any post-effective amendment thereto has been issued, and no proceeding for that purpose has been initiated or threatened by the Commission. On the Effective Date, the date the Prospectus is first filed with the Commission pursuant to Rule 424(b) (if required), at all times during the period through and including the Closing Date and, if later, the Option Closing Date and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto), including the financial statements included in the Prospectus, did and will comply with all applicable provisions of the Act, the Exchange Act, the rules and regulations under the Exchange Act (the "Exchange Act Rules and Regulations"), and the Rules and Regulations and will contain all statements required to be stated therein in accordance with the Act, the Exchange Act, the Exchange Act Rules and Regulations, and the Rules and Regulations. On the Effective Date and when any post-effective amendment to the Registration Statement becomes effective, no part of the Registration Statement, the Prospectus or any such amendment or supplement thereto did or will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. At the Effective Date, the date the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission and at the Closing Date and, if later, the Option Closing Date, the Prospectus did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this Section 3(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. The Company acknowledges that the statements set forth in the paragraphs under the heading "Underwriting" in the Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by the Representatives specifically for inclusion in the Registration Statement.

      (c) The documents that are incorporated by reference in the preliminary prospectus and the Prospectus or from which information is so incorporated by reference, when they became or become effective or were or are filed with the Commission, as the case may be, complied or will comply in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations or the Exchange Act Rules and Regulations, as applicable.

      (d) The Company does not own, and at the Closing Date and, if later, the Option Closing Date, will not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any corporation, firm, partnership, joint venture, association or other entity, other than the subsidiaries listed in Exhibit 21.1 to, or otherwise disclosed in, the Registration Statement or the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (the "Subsidiaries"). The Company, and each Subsidiary listed in Exhibit 21.1 to the Company's annual report on Form 10-K for the year ended December 31, 2003 (a "Principal Subsidiary"), is, and at the Closing Date and, if later, the Option Closing Date, will be, a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company, and each of its Principal Subsidiaries, has, and at the Closing Date and, if later, the Option Closing Date, will have, full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. The Company, and each of its Principal Subsidiaries, is, and at the Closing Date and, if later, the Option Closing Date, will be, duly licensed or qualified to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such license or qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not materially and adversely affect the Company and its Principal Subsidiaries, taken as a whole, or its their respective businesses, properties, financial condition or results of operations, taken as a whole (such effect is referred to herein as a "Material Adverse Effect"). All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, and owned by the Company free and clear of all claims, liens, charges and encumbrances; there are no securities outstanding that are convertible into or exercisable or exchangeable for capital stock of any Subsidiary, except for such claims, liens, charges and encumbrances that would not have a Material Adverse Effect. The Company, and each of its Principal Subsidiaries, is not, and at the Closing Date and, if later, the Option Closing Date, will not be, engaged in any discussions or a party to any agreement or understanding, written or oral, regarding the acquisition of an interest in any corporation, firm, partnership, joint venture, association or other entity where such discussions, agreements or understandings would require amendment to the Registration Statement pursuant to applicable securities laws. Complete and correct copies of the certificates of incorporation (or articles of incorporation, as the case may be) and of the by-laws of the Company, and each of its Principal Subsidiaries, and all amendments thereto have been made available to the Representatives, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date or, if later, the Option Closing Date.

      (e) The Company has authorized, issued and outstanding capital stock as set forth under the caption "Capitalization" in the Prospectus as of the date set forth therein under the column titled "Actual". All of the outstanding shares of capital stock of the Company (including the Selling Shareholder Firm Shares to be sold by the Selling Shareholder under this Agreement) have been duly authorized, validly issued and are fully paid and nonassessable and were issued in compliance with all applicable state and federal securities laws; the Firm Shares and the Option Shares (if any) have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and nonassessable; no preemptive or similar rights exist with respect to any of the Shares or the issue and sale thereof. The description of the capital stock of the Company incorporated by reference in the Registration Statement and the Prospectus is, and at the Closing Date and, if later, the Option Closing Date, will be, complete and accurate in all respects. Except as set forth in the Prospectus, or in any documents incorporated by reference therein, and except for transactions effected pursuant to the Company's stock option plan(s) or employee stock purchase plan, the Company does not have outstanding, and at the Closing Date and, if later, the Option Closing Date, will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of capital stock, or any such warrants, convertible securities or obligations. No further approval or authority of shareholders or the Board of Directors of the Company will be required for (i) the transfer and sale of the Selling Shareholder Firm Shares, or (ii) the issuance and sale of the Firm Shares and the Option Shares as contemplated herein. The certificates evidencing the Shares are in due and proper legal form and have been duly authorized for issuance by the Company.

      (f) The financial statements and schedules included or incorporated by reference in the Registration Statement or the Prospectus present fairly the financial condition of the Company and its consolidated Subsidiaries as of the respective dates thereof and the results of operations and cash flows of the Company and its consolidated Subsidiaries for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the

Prospectus. No other financial statements or schedules of the Company are required by the Act, the Exchange Act, the Exchange Act Rules and Regulations or the Rules and Regulations to be included in the Registration Statement or the Prospectus. KPMG LLP (the "Accountants"), who have reported on such financial statements and schedules, other than the financial statements for the fiscal year ended December 31, 2001, are independent accountants with respect to the Company as required by the Act and the Rules and Regulations. The summary and selected consolidated financial and statistical data included in the Registration Statement present fairly the information shown therein and have been compiled on a basis consistent with the financial statements presented in the Registration Statement.

      (g) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to or on the Closing Date and, if later, the Option Closing Date, except as set forth in or contemplated by the Registration Statement and the Prospectus, (i) there has not been and will not have been any change in the capitalization of the Company or any of its Principal Subsidiaries (other than in connection with the exercise of options to purchase the Company's Common Stock granted pursuant to the Company's stock option plans, or employee stock purchase plan from the shares reserved therefor as described in the Registration Statement), or any Material Adverse Effect arising for any reason whatsoever, (ii) neither the Company nor any of its Principal Subsidiaries has incurred nor will any of them incur, except in the ordinary course of business as described in the Prospectus, any material liabilities or obligations, direct or contingent, nor has the Company or any of its Principal Subsidiaries entered into nor will any of them enter into, except in the ordinary course of business as described in the Prospectus, any material transactions other than pursuant to this Agreement and the transactions referred to herein and (iii) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock.

      (h) The Company is not and will not become as a result of the transactions contemplated hereby an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

      (i) Except as set forth in the Registration Statement and the Prospectus, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Principal Subsidiaries, or any of their respective officers in their capacity as such, nor any basis therefor, before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding is reasonably likely to have a Material Adverse Effect.

      (j) The Company, and each Principal Subsidiary, is not in default, under any contract or other instrument to which it is a party or by which its property is bound or affected, which default might reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Company, no other party under any contract or other instrument to which it or any such Principal Subsidiary is a party is in default in any respect thereunder, which default could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any such Principal Subsidiary is, and at the Closing Date and, if later, the Option Closing Date, will not be, in violation of any provision of its certificate or articles of organization or by-laws or other organizational documents.

      (k) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by the Company of the transactions on its part contemplated herein, except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution by the Underwriters of the Shares.

      (l) The Company has full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with the terms hereof except as to
(i) rights to indemnity and contribution thereunder, which may be limited under applicable law, (ii) bankruptcy and laws relating to the rights and remedies of creditors generally and (iii) the availability of equitable remedies. The performance of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or conflict with or constitute a default under, or give any party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the certificate or articles of incorporation or by-laws of the Company or any of its Principal Subsidiaries, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company, which default or conflict would, in any such case, have a Material Adverse Effect.

      (m) The Company, and each of its Principal Subsidiaries, has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material to the business of the Company or its Principal Subsidiaries. The Company, and each of its Principal Subsidiaries, has valid, subsisting and enforceable leases for the properties described in the Prospectus as leased by it. The Company owns or leases all such properties as are necessary to its operations as now conducted, except where the failure to so own or lease is not reasonably likely to have a Material Adverse Effect.

      (n) There is no document, contract, permit or instrument of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required. All such contracts to which the Company or any of its Principal Subsidiaries is a party have been duly authorized, executed and delivered by the Company or such Principal Subsidiary, constitute valid and binding agreements of the Company or such Principal Subsidiary and are enforceable against and by the Company or such Subsidiary in accordance with the terms thereof except as to (i) rights to indemnity and contribution thereunder, which may be limited under applicable law, (ii) bankruptcy and laws relating to the rights and remedies of creditors generally and (iii) the availability of equitable remedies.

      (o) No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by Section 6 of this Agreement to be delivered to the Representatives was or will be, when made, inaccurate, untrue or incorrect in any material respect.

      (p) The Company has not distributed and will not distribute prior to the later of (i) the Closing Date or, if later, the Option Closing Date, and (ii) completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any preliminary prospectuses, the Prospectus, the Registration Statement and other materials, if any, permitted by the Act and the Rules and Regulations. Neither the Company nor any of its directors, officers or controlling persons has taken, directly or indirectly, any action designed, or that might reasonably be expected, to cause or result, under the Act or otherwise, in, or that has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

      (q) No holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement, which rights have not been waived by the holder thereof as of the date hereof.

      (r) The Common Stock has been registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Company has filed an application to list the Company Shares to be sold by the Company hereunder on the Nasdaq National Market ("NNM"), and has received notification that the listing has been approved, subject to notice of issuance of such Shares. The Shares to be sold by the Selling Shareholder hereunder are listed on the NNM.

      (s) Except as disclosed in or specifically contemplated by the Prospectus
(i) each of the Company and its Principal Subsidiaries owns or has adequate rights to use all trademarks, trade names, domain names, patents, patent rights, copyrights, technology, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures), service marks, trade dress rights, and other intellectual property (collectively, "Intellectual Property") and has such other licenses, approvals and governmental authorizations, in each case, sufficient to conduct its business as now conducted, and, to the Company's and its Principal Subsidiaries' knowledge, none of the foregoing Intellectual Property rights owned or licensed by the Company or any of its

Principal Subsidiaries is invalid or unenforceable, (ii) the Company has no knowledge of any infringement by it or any of its Principal Subsidiaries of Intellectual Property rights of others, where such infringement could have a Material Adverse Effect, (iii) the Company is not aware of any infringement, misappropriation or violation by others of, or conflict by others with rights of the Company or any of its Principal Subsidiaries with respect to, any Intellectual Property, (iv) there is no claim being made against the Company or any of its Principal Subsidiaries, or, to the best knowledge of the Company and its Principal Subsidiaries, any employee of the Company or any of its Principal Subsidiaries, regarding Intellectual Property or other infringement that could reasonably be expected to have a Material Adverse Effect, and (v) neither the Company nor any of its Principal Subsidiaries has received any notice of infringement with respect to any patent or any notice challenging the validity, scope or enforceability of any Intellectual Property owned by or licensed to the Company or any of its Principal Subsidiaries, in each case the loss of which patent or Intellectual Property (or loss of rights thereto) would reasonably be expect to have a Material Adverse Effect.

      (t) The Company and each of its Principal Subsidiaries has filed all federal, state, local and foreign income tax returns that have been required to be filed and has paid all taxes and assessments received by it to the extent that such taxes or assessments have become due. Neither the Company nor any of its Principal Subsidiaries has any tax deficiency that has been or, to the best knowledge of the Company or any Principal Subsidiary, might be asserted or threatened against it that would reasonably be expected to have a Material Adverse Effect.

      (u) The pro forma financial information set forth in the Registration Statement reflects, subject to the limitations set forth in the Registration Statement as to such pro forma financial information, the results of operations of the Company and its consolidated Subsidiaries purported to be shown thereby for the periods indicated and conforms to the requirements of Regulation S-X of the Rules and Regulations, and management of the Company believes (i) the assumptions underlying the pro forma adjustments are reasonable, (ii) that such adjustments have been properly applied to the historical amounts in the compilation of such pro forma statements and notes thereto, and (iii) that such statements and notes thereto present fairly, with respect to the Company and its consolidated Subsidiaries, the pro forma financial position and results of operations and the other information purported to be shown therein at the respective dates or for the respective periods therein specified.

      (v) The Company and each of its Principal Subsidiaries owns or possesses all authorizations, approvals, orders, licenses, registrations, other certificates and permits of and from all governmental regulatory officials and bodies, necessary to conduct their respective businesses as contemplated in the Prospectus, except where the failure to own or possess all such authorizations, approvals, orders, licenses, registrations, other certificates and permits would not have a Material Adverse Effect. There is no proceeding pending or, to the knowledge of the Company, threatened (or any basis therefor known to the Company) that may cause any such authorization, approval, order, license, registration, certificate or permit to be revoked, withdrawn, cancelled, suspended or not renewed; and the Company, and each of its Principal Subsidiaries, is conducting its business in compliance with all laws, rules and regulations applicable thereto (including, without limitation, all applicable federal, state and local environmental laws and regulations) except where such noncompliance would not have a Material Adverse Effect.

      (w) The Company, and each of its Principal Subsidiaries, maintains insurance of the types and in the amounts generally deemed adequate for its business, including, but not limited to, insurance covering real and personal property owned or leased by the Company or any of its Principal Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

      (x) Neither the Company nor any of its Principal Subsidiaries has, nor, to the best of the Company's knowledge, any of its or their respective employees or agents at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

      (y) The books, records and accounts of the Company accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its Principal Subsidiaries. The Company maintains (x) systems of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of the Company's consolidated financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and
(y) disclosure controls and procedures (as defined in Rule 13a-14(c) under the Exchange Act).

      4. Representations, Warranties and Covenants of the Selling Shareholder. The Selling Shareholder represents, warrants and covenants to each Underwriter that:

      (a) All consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Shareholder of this Agreement and the Irrevocable Power of Attorney and Custody Agreement (hereinafter referred to as the "Stockholder Agreement") hereinafter referred to, and for the sale and delivery of the Selling Shareholder Firm Shares to be sold by the Selling Shareholder hereunder, have been obtained; and the Selling Shareholder has full corporate power and authority to enter into this Agreement and the Stockholder Agreement, to make the representations, warranties and agreements hereunder and thereunder, and to sell, assign, transfer and deliver the Selling Shareholder Firm Shares to be sold by the Selling Shareholder hereunder.

      (b) Certificates in negotiable form representing all of the Selling Shareholder Firm Shares to be sold by the Selling Shareholder have been placed in custody under the Stockholder Agreement, in the form heretofore furnished to you, duly executed and delivered by the Selling Shareholder to the Company, as custodian for the Selling Shareholder (in such capacity, the "Custodian"), and the Selling Shareholder has duly executed and delivered a power-of-attorney, in the form heretofore furnished to you and included in the Stockholder Agreement (the "Power-of-Attorney"), appointing John R. Hinson and Michael K. Matysik, and each of them, as the Selling Shareholder's attorney-in-fact (the "Attorneys-in-Fact") with authority to execute and deliver this Agreement on behalf of the Selling Shareholder, to determine (subject to the provisions of the Stockholder Agreement) the purchase price to be paid by the Underwriters to the Selling Shareholder as provided in Section 2 hereof, to authorize the delivery of the Selling Shareholder Firm Shares to be sold by the Selling Shareholder hereunder and otherwise to act on behalf of the Selling Shareholder in connection with the transactions contemplated by this Agreement and the Stockholder Agreement.

      (c) The Selling Shareholder specifically agrees that the Selling Shareholder Firm Shares represented by the certificates held in custody for the Selling Shareholder under the Stockholder Agreement are for the benefit of and coupled with the interests of the Underwriters, the Custodian, the Attorneys-in-Fact and the Company, that the arrangements made by the Selling Shareholder for such custody, and the appointment by the Selling Shareholder of the Attorneys-in-Fact by the Power-of-Attorney, are to that extent irrevocable, and that the obligations of the Selling Shareholder hereunder shall not be terminated by operation of law, whether by the liquidation or dissolution of the Selling Shareholder or by the occurrence of any other event. If the Selling Shareholder should be dissolved, or if any other such event should occur, before the delivery of the Selling Shareholder Firm Shares hereunder, certificates representing the Selling Shareholder Firm Shares shall be delivered by or on behalf of the Selling Shareholder in accordance with the terms and conditions of this Agreement and of the Stockholder Agreement, and actions taken by the Attorneys-in-Fact pursuant to the Powers-of-Attorney shall be as valid as if such dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such dissolution or other event.

      (d) This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder.

      (e) The Stockholder Agreement has been duly executed and delivered by or on behalf of the Selling Shareholder and constitutes a valid and binding agreement of the Selling Shareholder, enforceable in accordance with its terms, except as enforceability may be limited by the application of bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally or by general principles of equity; and the Attorneys-in-Fact and the Custodian have been duly authorized by the Selling Shareholder to deliver the Selling Shareholder Firm Shares on behalf of the Selling Shareholder in accordance with the terms of this Agreement.

      (f) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the sale of the Selling Shareholder Firm Shares by the Selling Shareholder or the consummation by the Selling Shareholder of the transactions on its part contemplated by this Agreement and the Stockholder Agreement, except such as may be required under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the NASD in connection with the purchase and distribution by the Underwriters of the Selling Shareholder Firm Shares to be sold by the Selling Shareholder.

      (g) The sale of the Selling Shareholder Firm Shares to be sold by the Selling Shareholder hereunder and the performance by the Selling Shareholder of this Agreement and the Stockholder Agreement and the consummation of the transactions contemplated hereby and thereby will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Selling Shareholder pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder or any of its properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the Selling Shareholder or the organizational documents of the Selling Shareholder.

      (h) Assuming that the Selling Shareholder Firm Shares are indorsed to DTC or in blank, upon payment for the Selling Shareholder Firm Shares and the delivery to DTC or its agent of the Selling Shareholder Firm Shares registered in the name of Cede & Co. or such other nominee designated by DTC, and DTC's crediting the Selling Shareholder Firm Shares to an Underwriter's account with DTC, Cede & Co., or such other nominee designated by DTC, will be a "protected purchaser" of the Selling Shareholder Firm Shares (as defined in Section 8-303 of the Uniform Commercial Code as adopted in the State of New York (the "Code")), such Underwriter will acquire a valid "security entitlement" (within the meaning of Section 8-501 of the Code) with respect to the Common Stock to the extent that DTC credits the Selling Shareholder Firm Shares to such Underwriter's account, and no action based on an "adverse claim" (as defined in section 8-102 of the Code) may be asserted against such Underwriter with respect to such security entitlement (assuming that such Underwriter is without notice of any such adverse claim).

      (i) Other than as permitted by the Act and the Rules and Regulations, the Selling Shareholder has not distributed and will not distribute any preliminary prospectus, the Prospectus or any other offering material in connection with the offering and sale of the Selling Shareholder Firm Shares. The Selling Shareholder has not taken and will not at any time take, directly or indirectly, any action designed, or that might reasonably be expected, to cause or result in, or that will constitute, stabilization of the price of shares of Common Stock to facilitate the sale or resale of any of the Shares; provided that the Selling Shareholder and its affiliates are not prohibited from making or amending any filings with the Commission required to be made or amended in connection with the execution of this Agreement and consummation of the transactions contemplated hereby.

      (j) All information with respect to the Selling Shareholder furnished to the Company in writing by the Selling Shareholder expressly for inclusion in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto that was so included does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

      (k) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, the Selling Shareholder agrees to deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

      (l) The Selling Shareholder, directly or indirectly, has not entered into any written contract, agreement or understanding, including any prepaid forward contract, 10b5-1 plan or similar agreement, that transfers or may transfer any of the legal or beneficial ownership or any of the economic consequences of ownership of Common Stock, except as has been previously disclosed in writing to the Representative.

      5. Agreements of the Company and the Selling Shareholder. The Company, and the Selling Shareholder solely with respect to the last sentence of Section 5(i) hereof, covenants and agrees with the several Underwriters as follows:

      (a) The Company will not, either prior to the Effective Date or thereafter during such period as the Prospectus is required by law to be delivered in connection with sales of the Shares by an Underwriter or a dealer, file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Representatives within a reasonable period of time prior to the filing thereof and the Representatives shall not have objected thereto in good faith.

      (b) The Company will use its best efforts to cause the Registration Statement to become effective, and will notify the Representatives promptly, and will confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information,
(iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event during the period mentioned in the second sentence of Section 5(e) that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in the light of the circumstances in which they are made, not misleading and (v) of receipt by the Company or any Representatives or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any preliminary prospectus or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment. If the Company has omitted any information from the Registration Statement pursuant to Rule 430A of the Rules and Regulations, the Company will comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and notify the Representatives promptly of all such filings. If the Company elects to rely upon Rule 462(b) under the Act, the Company shall file a registration statement under Rule 462(b) with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for such Rule 462(b) registration statement or give irrevocable instructions for the payment of such fee pursuant to the Rules and Regulations.

      (c) The Company will furnish to each Representative, without charge, a copy of one signed copy of each of the Registration Statement and of any pre- or post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto and will furnish to the Representative, without charge, for transmittal to each of the other Underwriters, a copy of the Registration Statement and any pre- or post-effective amendment thereto, including financial statements and schedules but without exhibits.

      (d) The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

      (e) On the Effective Date, and during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act,, the Company will deliver to each of the Underwriters, without charge, as many copies of the Prospectus or any amendment or supplement thereto as the Representatives may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Underwriters and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur that in the judgment of the Company or counsel to the Underwriters should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to each of the Underwriters, without charge, such number of copies of such supplement or amendment to the Prospectus as the Representatives may reasonably request. The Company will not file any document under the Exchange Act or the Exchange Act Rules and Regulations before the termination of the offering of the Shares by the Underwriters, if such document would be deemed to be incorporated by reference into the Prospectus, that is not approved by the Representatives after reasonable notice thereof.

      (f) Prior to any public offering of the Shares, the Company will cooperate with the Representatives and counsel to the Underwriters in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in any jurisdiction where it is not now so subject.

      (g) The Company will comply with the Rules and Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus.

      (h) The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

      (i) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or reimburse if paid by the Representatives, all costs and expenses incident to the performance of the obligations of the Company and the Selling Shareholder under this Agreement and in connection with the transactions contemplated hereby, including but not limited to costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits to it, each preliminary prospectus, Prospectus and any amendment or supplement to the Registration Statement or Prospectus, (ii) the preparation and delivery of certificates representing the Shares, (iii) the printing of this Agreement, the Agreement Among Underwriters, any Selected Dealer Agreements, any Underwriters' Questionnaires, the Stockholder Agreement, any Underwriters' Powers of Attorney, and any invitation letters to prospective Underwriters, (iv) furnishing (including costs of shipping and mailing) such copies of the Registration Statement, the Prospectus and any preliminary prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold, (v) the listing of the Shares on the NNM, (vi) any filings required to be made by the Underwriters with the NASD, and the fees, disbursements and other charges of counsel for the Underwriters in connection therewith, (vii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 5(f), including the reasonable fees, disbursements and other charges of counsel to the Underwriters in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, if any, (viii) fees, disbursements and other charges of counsel to the Company (but not those of counsel for the Underwriters, except as otherwise provided herein), (ix) the transfer agent for the Shares, and (x) any travel expenses of the Company's officers, directors and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Shares. The Underwriters may deem the Company to be the primary obligor with respect to all costs, fees and expenses to be paid by the Company and by the Selling Shareholder. The Selling Shareholder will pay (directly or by reimbursement) all fees and expenses incident to the performance of its obligations under this Agreement that are not otherwise specifically provided for herein, including but not limited to any fees and expenses of counsel for the Selling Shareholder, and all taxes incident to the sale and delivery of the Selling Shareholder Firm Shares to be sold by the Selling Shareholder to the Underwriters hereunder.

      (j) The Company will not at any time, directly or indirectly, take any action designed or that might reasonably be expected to cause or result in, or that will constitute, stabilization of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

      (k) The Company will apply the net proceeds from the offering and sale of the Company Shares to be sold by the Company in the manner set forth in the Prospectus under "Use of Proceeds".

      (l) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, without the prior written consent of Needham & Company, Inc., which consent shall not be unreasonably withheld, the Company will not (1) offer, sell, contract to sell, pledge, grant options, warrants or rights to purchase or otherwise dispose of any equity securities of the Company or any other securities convertible into or exchangeable for its Common Stock or other equity security (other than (i) pursuant to employee stock option plans or employee stock purchase plans, as disclosed in the Prospectus or incorporated by reference therein,(ii) the issuance of shares pursuant to the exercise of options outstanding on the date hereof or pursuant to the exercise of the new options granted in accordance with the preceding clause (i), or (iii) the Company's issuance of shares constituting in the aggregate up to 25% of the issued and outstanding shares of capital stock of the Company as consideration or partial consideration for business acquisitions or in connection with the formation of joint ventures or strategic partnerships), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

      (m) During the period of 90 days after the date of the Prospectus, the Company will not file with the Commission or cause to become effective any registration statement (other than a registration statement on Form S-4 or Form S-8) relating to any securities of the Company without the prior written consent of Needham & Company, Inc.

      (n) The Company will cause each of its officers and directors to enter into lock-up agreements with the Representatives to the effect that they will not, without the prior written consent of Needham & Company, Inc., sell, contract to sell or otherwise dispose of any shares of Common Stock or rights to acquire such shares according to the terms set forth in Schedule III hereto.

      6. Conditions of the Obligations of the Underwriters. The obligations of each Underwriter hereunder are subject to the following conditions:

      (a) Notification that the Registration Statement has become effective shall be received by the Representatives not later than 5:00 p.m., New York City time, on the date of this Agreement or at such later date and time as shall be consented to in writing by the Representatives and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made. If the Company has elected to rely upon Rule 462(b), the registration statement filed under Rule 462(b) shall have become effective by 10:00 P.M., (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction,
(iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities, (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Representatives and the Representatives do not object thereto in good faith, and (v) the Representatives shall have received certificates, dated the Closing Date and, if later, the Option Closing Date and signed by the Chief Executive Officer and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i), (ii) and (iii) of this paragraph.

      (b) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been a material adverse change in the general affairs, business, properties, management, condition (financial or otherwise) or results of operations of the Company or any of its Principal Subsidiaries, whether or not arising from transactions in the ordinary course of business, in each case other than as described in or contemplated by the Registration Statement and the Prospectus, and (ii) the Company shall not have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not described in the Registration Statement and the Prospectus, if in the reasonable judgment of the Representatives any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares by the Underwriters at the initial public offering price.

      (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company, any of its

Principal Subsidiaries, or any of its or their officers or directors in their capacities as such, before or by any federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would have a Material Adverse Effect or if, in the reasonable judgment of the Representative, any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares by the Underwriters at the initial public offering price.

      (d) Each of the representations and warranties of the Company and the Selling Shareholder contained herein shall be true and correct in all respects (in the case of any representation and warranty containing a materiality or Material Adverse Effect qualification) or in all material respects at the Closing Date and, with respect to the Option Shares, at the Option Closing Date, and all covenants and agreements contained herein to be performed on the part of the Company or the Selling Shareholder and all conditions contained herein to be fulfilled or complied with by the Company or the Selling Shareholder at or prior to the Closing Date and, with respect to the Option Shares, at or prior to the Option Closing Date, shall have been duly performed, fulfilled or complied with.

      (e) The Representatives shall have received an opinion, dated the Closing Date and, with respect to the Option Shares, the Option Closing Date, satisfactory in form and substance to the Representatives and counsel for the Underwriters from Perkins Coie LLP, counsel to the Company, with respect to the following matters:

            (i) Each of the Company and its Principal Subsidiaries, is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation; has full corporate power and authority to own or lease all the assets owed or leased by it as described in the Registration Statement and Prospectus and to conduct its business as described in the Registration Statement and Prospectus.

            (ii) The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement and the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement or pursuant to reservations, agreements, employee benefit plans or the exercise of convertible securities, options or warrants referred to in the Prospectus). All of such outstanding shares of capital stock of the Company (including the Selling Shareholder Firm Shares) have been duly authorized, validly issued and are fully paid and nonassessable, and, to such counsel's knowledge, were not issued in violation of or subject to any preemptive or, to such counsel's knowledge, similar rights.

            (iii) To such counsel's knowledge, other than its Subsidiaries, the Company does not own or control, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any corporation, firm, partnership, joint venture, association or other entity. To such counsel's knowledge, all of the outstanding shares of capital stock of each of the Principal Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable, and owned by the Company free and clear of all claims, liens, charges and encumbrances, other than such claims, liens, charges and encumbrances that would not have a Material Adverse Effect; to such counsel's knowledge, there are no securities outstanding that are convertible into or exercisable or exchangeable for capital stock of any Principal Subsidiary.

            (iv) The description of the capital stock of the Company incorporated by reference in the Registration Statement and the Prospectus conforms in all material respects to the terms thereof.

            (v) To such counsel's knowledge, there are no legal or governmental proceedings pending or threatened to which the Company or any of its Principal Subsidiaries is a party or to which any of their respective properties is subject that are required to be described in the Registration Statement or the Prospectus but are not so described.

            (vi) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by the Company of the transactions on its part contemplated under this Agreement, except such as have been obtained or made under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the NASD in connection with the purchase and distribution by the Underwriters of the Shares.

            (vii) The Company has full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

            (viii) The execution and delivery of this Agreement, the compliance by the Company with all of the terms hereof and the consummation of the transactions contemplated hereby (A) does not contravene any provision of applicable law or the Certificate of Incorporation or By-Laws of the Company or any of its Principal Subsidiaries, except for such contraventions that would not have a Material Adverse Effect, (B) to such counsel's knowledge, will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms and provisions of, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement, document or instrument known to such counsel to which the Company is a party or by which the Company, any of its Principal Subsidiaries, or any of their respective properties is bound or affected, except for such liens, charges, encumbrances, conflicts, breaches, violations, defaults or rights that would not have a Material Adverse Effect or (C) violate or conflict with
      (i) any judgment, ruling, decree or order known to such counsel or (ii) any statute, rule or regulation of any court or other governmental agency or body, applicable to the business or properties of the Company or any of its Principal Subsidiaries, except for such violations or conflicts that would not have a Material Adverse Effect.

            (ix) To such counsel's knowledge, there is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed or incorporated by reference as required, and each description of such contracts and documents that is contained or incorporated by reference in the Registration Statement and Prospectus fairly presents in all material respects the information required under the Act and the Rules and Regulations; provided that counsel need not express any opinion with respect to the statements contained in the Registration Statement and Prospectus under the caption "Underwriting".

            (x) The Company is not required, and upon the issuance and sale of the Company Shares to be sold by the Company as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement and Prospectus will not be required, to register as an "investment company" under the 1940 Act.

            (xi) The Selling Shareholder Firm Shares are duly listed on the NNM and the Company Shares have been duly authorized for listing on the NNM, subject to notice of issuance.

            (xii) To such counsel's knowledge, no holder of securities of the Company has rights, which have not been waived or satisfied, to require the Company to register with the Commission shares of Common Stock or other securities, as part of the offering contemplated hereby.

            (xiii)The Registration Statement has become effective under the Act, and to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or is pending, threatened or contemplated.

            (xiv) The Registration Statement and the Prospectus comply as to form in all material respects with the requirements of the Act and the Rules and Regulations (other than the financial statements, schedules and other financial data contained or incorporated by reference in the Registration Statement or the Prospectus, as to which such counsel need express no opinion).

            (xv) Such counsel has participated in the preparation of the Registration Statement and Prospectus and, without undertaking to determine independently or assuming any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or in the Prospectus, has no reason to believe that the Registration Statement as of the Effective Date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date or as of the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading (except that counsel need not express an opinion or belief with respect to any financial statements and schedules and other financial data included in or omitted from the Registration Statement or the Prospectus).

            (xvi) The documents incorporated by reference in the Prospectus (other than the financial statements, schedules and other financial data contained therein, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the Exchange Act Rules and Regulations.

      In rendering such opinion, such counsel may include in its opinion customary assumptions and qualifications and may rely upon as to matters of local law on opinions of counsel satisfactory in form and substance to the Representatives and counsel for the Underwriters, provided that the opinion of counsel to the Company shall state that such counsel is doing so, that such counsel has no reason to believe that such counsel and the Underwriters are not entitled to rely on such opinions and that copies of such opinions are to be attached to the opinion.

      (f) The Representatives shall have received an opinion, dated the Closing Date, satisfactory in form and substance to the Representatives and counsel for the Underwriters from Joseph Innamorati, internal counsel to the Selling Shareholder, with respect to the following matters:

            (i) This Agreement has been duly executed and delivered by or on behalf of THE Selling Shareholder.

            (ii) The Stockholder Agreement has been duly executed and delivered by or on behalf of the Selling Shareholder, and constitutes a valid and binding agreement of the Selling Shareholder in accordance with its terms, except as enforceability may be limited by the application of bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally or by general principles of equity; and the Attorneys-in-Fact and the Custodian have been duly authorized by the Selling Shareholder to deliver the Selling Shareholder Firm Shares on behalf of the Selling Shareholder in accordance with the terms of this Agreement.

            (iii) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated in this Agreement, or in connection with the sale of the Shares to be sold by the Selling Shareholder as contemplated by this Agreement, except such as may be required under the Act or the Rules and Regulations, or as may be required under the state securities or Blue Sky laws of the various states or the by-laws and rules of the NASD in connection with the purchase and distribution by the Underwriters of the Shares to be sold by the Selling Shareholder.

            (iv) The Selling Shareholder has full corporate power and authority to execute and deliver this Agreement and the Stockholder Agreement and to consummate the transactions contemplated hereby and thereby.

            (v) Assuming that the Selling Shareholder Firm Shares are indorsed to DTC or in blank, upon payment for the Selling Shareholder Firm Shares and the delivery to DTC or its agent of the Selling Shareholder Firm Shares registered in the name of Cede & Co. or such other nominee designated by DTC, and DTC's crediting the Selling Shareholder Firm Shares to an Underwriter's account with DTC, Cede & Co., or such other nominee designated by DTC, will be a "protected purchaser" of the Selling Shareholder Firm Shares (as defined in Section 8-303 of the Uniform Commercial Code as adopted in the State of New York (the "Code")), such Underwriter will acquire a valid "security entitlement" (within the meaning of

      Section 8-501 of the Code) with respect to the Common Stock to the extent that DTC credits the Selling Shareholder Firm Shares to such Underwriter's account, and no action based on an "adverse claim" (as defined in section 8-102 of the Code) may be asserted against such Underwriter with respect to such security entitlement (assuming that such Underwriter is without notice of any such adverse claim).

            (vi) The sale of the Selling Shareholder Firm Shares by the Selling Shareholder to the Underwriters pursuant to this Agreement does not, and the performance by the Selling Shareholder of its obligations under this Agreement and the Stockholder Agreement will not, (a) violate the Selling Shareholder's certificate of incorporation or bylaws, (b) result in a default under or breach of any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder or any of its properties is bound or affected, (c) violate any order of any court applicable to the Selling Shareholder, or (d) violate any Federal law of the United States or law of the State of New York applicable to the Selling Shareholder; provided, however, that, for purposes of this paragraph (vi), no opinion need be expressed with respect to Federal or state securities laws, other antifraud laws, fraudulent transfer laws, antitrust laws and the Employee Retirement Income Security Act of 1974 and related laws; provided, further, that with respect to performance by the Selling Shareholder of its obligations under this Agreement and the Stockholder Agreement, no opinion need be expressed as to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights.

      In rendering such opinion, such counsel may include in its opinion customary assumptions and qualifications and may rely upon as to matters of local law on opinions of counsel satisfactory in form and substance to the Representatives and counsel for the Underwriters, provided that the opinion of counsel to the Selling Shareholder shall state that such counsel is doing so, that such counsel has no reason to believe that such counsel and the Underwriters are not entitled to rely on such opinions and that copies of such opinions are to be attached to the opinion.

      (g) The Representatives shall have received an opinion, dated the Closing Date and the Option Closing Date, from Foster Pepper Tooze LLP, counsel to the Underwriters, with respect to the Registration Statement, the Prospectus, and this Agreement, which opinion shall be satisfactory in all respects to the Representative.

      (h) Concurrently with the execution and delivery of this Agreement, the Accountants shall have furnished to the Representatives a letter, dated the date of its delivery, addressed to the Representatives and in form and substance satisfactory to the Representatives, confirming that they are independent accountants with respect to the Company as required by the Act and the Exchange Act and the Rules and Regulations and with respect to certain financial and other statistical and numerical information contained or incorporated by reference in the Registration Statement. At the Closing Date and, as to the Option Shares, the Option Closing Date, the Accountants shall have furnished to the Representatives a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from the Accountants, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than three days prior to the Closing Date and the Option Closing Date, as the case may be, which would require any change in their letter dated the date hereof if it were required to be dated and delivered at the Closing Date and the Option Closing Date.

      (i) At the Closing Date and, as to the Option Shares, the Option Closing Date, there shall be furnished to the Representatives a certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Representative, to the effect that:

            (i) Each signer of such certificate has carefully examined the Registration Statement and the Prospectus (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) and (A) as of the date of such certificate, such documents are true and correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not untrue or misleading and (B) in the case of the certificate delivered at the Closing Date and the Option Closing Date, since the

      Effective Date no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading.

            (i) Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct.

            (ii) Each of the covenants required to be performed by the Company herein on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be satisfied or fulfilled on or prior to the date of such certificate has been duly, timely and fully satisfied or fulfilled.

      (j) At the Closing Date, there shall be furnished to the Representatives a certificate, dated the date of its delivery, signed on behalf of the Selling Shareholder or the Attorneys-in-Fact on its behalf, in form and substance satisfactory to the Representatives, to the effect that the representations and warranties of the Selling Shareholder contained herein are true and correct in all material respects on and as of the date of such certificate as if made on and as of the date of such certificate, and each of the covenants and conditions required herein to be performed or complied with by the Selling Shareholder on or prior to the date of such certificate has been duly, timely and fully performed or complied with.

      (k) On or prior to the Closing Date, the Representatives shall have received the executed agreements referred to in Section 5(n).

      (l) The Shares shall be qualified for sale in such jurisdictions as the Representatives may reasonably request and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date or the Option Closing Date.

      (m) Prior to the Closing Date, the Shares shall have been duly authorized for listing on the NNM upon official notice of issuance.

      (n) The Company and the Selling Shareholder shall have furnished to the Representatives such certificates, in addition to those specifically mentioned herein, as the Representatives may have reasonably requested as to the accuracy and completeness at the Closing Date and the Option Closing Date of any statement in the Registration Statement or the Prospectus, as to the accuracy at the Closing Date and the Option Closing Date of the representations and warranties of the Company and the Selling Shareholder herein, as to the performance by the Company and the Selling Shareholder of its and their respective obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Representatives.

      7. Indemnification.

      (a) The Company will indemnify and hold harmless the Selling Shareholder, each Underwriter, the directors, officers, employees and agents of the Selling Shareholder, each Underwriter and each person, if any, who controls the Selling Shareholder or each Underwriter within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus, or the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading in the light of the circumstances in which they were made, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company or the Selling Shareholder contained herein or any failure of the Company or the Selling Shareholder to perform its or their obligations hereunder or under law in connection with the transactions contemplated hereby; provided, however, that

(i) the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by an Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter or to the Selling Shareholder furnished in writing to the Company by the Representative, on behalf of any Underwriter, or by the Selling Shareholder, as applicable, expressly for inclusion in the Registration Statement, the preliminary prospectus or the Prospectus; and (ii) the Company will not be liable to any Underwriter, the directors, officers, employees or agents of such Underwriter or any person controlling such Underwriter with respect to any loss, claim, liability, expense, or damage arising out of or based on any untrue statement or omission or alleged untrue statement or omission or alleged omission to state a material fact in the preliminary prospectus that is corrected in the Prospectus if the person asserting any such loss, claim, liability, charge or damage purchased Shares from such Underwriter but was not sent or given a copy of the Prospectus at or prior to the written confirmation of the sale of such Shares to such person and if copies of the Prospectus were timely delivered to such Underwriter pursuant to Section 5 hereof. The Company and the Selling Shareholder acknowledge that the statements set forth under the heading "Underwriting" in the preliminary prospectus and the Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by the Representatives on behalf of the Underwriters expressly for inclusion in the Registration Statement, the preliminary prospectus or the Prospectus. This indemnity agreement will be in addition to any liability that the Company and the Selling Shareholder might otherwise have.

      (b) Each Underwriter will indemnify and hold harmless the Company, each director of the Company, each officer of the Company who signs the Registration Statement, each person, if any, who controls the Company within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, and the Selling Shareholder to the same extent as the foregoing indemnity from the Company to each Underwriter, as set forth in Section 7(a), but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representative, on behalf of such Underwriter, expressly for use in the Registration Statement, the preliminary prospectus or the Prospectus. The Company and the Selling Shareholder acknowledge that the statements set forth under the heading "Underwriting" in the preliminary prospectus and the Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by the Representatives on behalf of the Underwriters expressly for inclusion in the Registration Statement, the preliminary prospectus or the Prospectus. This indemnity will be in addition to any liability that each Underwriter might otherwise have.

      (c) Any party that proposes to assert the right to be indemnified under this Section 7 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 7, notify each such indemnifying party in writing of the commencement of such action, enclosing with such notice a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 7 unless, and only to the extent that, such omission results in the loss of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed).

      (d) If the indemnification provided for in this Section 7 is applicable in accordance with its terms but for any reason is held to be unavailable to or insufficient to hold harmless an indemnified party under paragraphs (a), (b) and
(c) of this Section 7 in respect of any losses, claims, liabilities, expenses and damages referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company or the Selling Shareholder from persons other than the Underwriters, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) by such indemnified party as a result of such losses, claims, liabilities, expenses and damages in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Shareholder, on the one hand, and the Underwriters, on the other hand. The relative benefits received by the Company and the Selling Shareholder, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company and the Selling Shareholder, on the one hand, and the Underwriters, on the other hand, with respect to the statements or omissions that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholder or the Representatives on behalf of the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts received by it and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 7(d) are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 7(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against any such party in respect of which a claim for contribution may be made under this Section 7(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 7(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

      (e) The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company and the Selling Shareholder contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriters or the Selling Shareholder, (ii) acceptance of any of the Shares and payment therefor or (iii) any termination of this Agreement.

      8. Reimbursement of Certain Expenses. In addition to its other obligations under Section 7(a) of this Agreement, the Company hereby agrees to reimburse the Selling Shareholder and the Underwriters on a quarterly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon, in whole or in part, any statement or omission or alleged statement or omission, or any inaccuracy in the representations and warranties of the Company or the Selling Shareholder contained herein or failure of the Company or the Selling Shareholder to perform its or their respective obligations hereunder or under law, all as described in Section 7(a), notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 8 and the possibility that such payment might later be held to be improper; provided, however, that, to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them; and provided, further, that the Company need not reimburse the legal and other expenses of the Selling Shareholder for any claim action, investigation, inquiry or other proceeding arising or based on the failure of the Selling Shareholder to perform its obligations hereunder or any inaccuracy in the Selling Shareholder's representations and warranties.

      9. Termination. The obligations of the several Underwriters under this Agreement may be terminated at any time on or prior to the Closing Date (or, with respect to the Option Shares, on or prior to the Option Closing Date), by notice to the Company and the Selling Shareholder from the Representatives, without liability on the part of any Underwriter to the Company or any Selling Shareholder if, prior to delivery and payment for the Firm Shares or Option Shares, as the case may be, in the sole judgment of the Representative, (i) trading in any of the equity securities of the Company shall have been suspended or limited by the Commission or by the NNM, (ii) trading in securities generally on the NNM shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange, by order of the Commission or any court or other governmental authority, or by the NNM (iii) a general banking moratorium shall have been declared by federal, New York State or Washington authorities or any material disruption of the securities settlement or clearance services in the United States shall have occurred, or (iv) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States, or other calamity or crisis, within the United States, shall have occurred, the effect of which, in any such case, is such as to make it, in the sole judgment of the Representative, impracticable or inadvisable to proceed with completion of the public offering or the delivery of and payment for the Shares.

      If this Agreement is terminated pursuant to Section 9 hereof, neither the Company nor the Selling Shareholder shall be under any liability to any Underwriter except as provided in Sections 5(j), 7 and 8 hereof; but, if (i) the purchase of the Company Firm Shares or Option Shares by the Underwriters is not consummated due to a breach by the Company or if for any reason (other than as a result of the events described in the preceding paragraph) the Company shall be unable to perform its obligations hereunder, or if the transactions contemplated by this Agreement are not consummated for any reason other than a breach by any party of its representations, warranties or covenants hereunder or as a result of the events described in the preceding paragraph (other than clause (i) thereof), the Company will reimburse the Underwriters for all out-of-pocket expenses (including the fees, disbursements and other charges of counsel to the Underwriters) incurred by the Underwriters in connection with the offering of the Company Firm Shares or Option Shares or (ii) the purchase of the Selling Shareholder Firm Shares by the Underwriters is not consummated due solely to a breach by the Selling Shareholder of its representations, warranties or obligations hereunder, the Selling Shareholder will reimburse the Underwriters for all out-of-pocket expenses (including the fees, disbursements and other charges of counsel to the Underwriters) incurred by the Underwriters in connection with the offering of the Selling Shareholder Firm Shares.

      10. Substitution of Underwriters. If any one or more of the Underwriters shall fail or refuse to purchase any of the Firm Shares that it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Firm Shares, the other Underwriters shall be obligated, severally and not jointly, to purchase the Firm Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase, in the proportions which the number of Firm Shares that they have respectively agreed to purchase pursuant to Section 1 bears to the aggregate number of Firm Shares which all such non-defaulting Underwriters have so agreed to purchase, or in such other proportions as the Representatives may specify; provided that in no event shall the maximum number of Firm Shares that any Underwriter has become obligated to purchase pursuant to Section 1 be increased pursuant to this Section 10 by more than one-ninth of such number of Firm Shares without the prior written consent of such Underwriter. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. If any Underwriter or Underwriters shall fail or refuse to purchase any Firm Shares that it or they agreed to purchase hereunder and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase exceeds one-tenth of the aggregate number of the Firm Shares and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholder for the purchase or sale of any Shares under this Agreement. Any action taken pursuant to this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

      11. Miscellaneous. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, 3303 Monte Villa Parkway, Bothell, Washington 98021, Attention: Chief Executive Officer, with a copy to Stewart M. Landefeld, Esq., Perkins Coie LLP, 1201 Third Avenue, 48th Floor, Seattle, Washington 98101-3099, (b) if to the Selling Shareholder, to Joseph Innamorati, Philips Electronics North America Corporation, 1251 Avenue of the Americas, New York, NY 10020 or (c) if to the Underwriters, to the Representatives at the offices of Needham & Company, Inc., 445 Park Avenue, New York, New York 10022, Attention: Corporate Finance Department, with a copy to Gordon E. Crim, Esq., Foster Pepper Tooze LLP, 601 S.W. Second Ave., Suite 1800, Portland, Oregon 97204. Any such notice shall be effective only upon receipt. Any notice under such Section 9 or 10 may be made by telecopier or telephone, but if so made shall be subsequently confirmed in writing.

      This Agreement has been and is made solely for the benefit of the several Underwriters, the Company, the Selling Shareholder and the controlling persons, directors and officers referred to in Section 7, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser, as such purchaser, of Shares from any of the several Underwriters.

      Any action required or permitted to be made by the Representatives under this Agreement may be taken by them jointly or by Needham & Company, Inc.

      This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

      This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

      In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      The COMPANY, THE SELLING SHAREHOLDER and the Underwriters each hereby waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

      Please confirm that the foregoing correctly sets forth the agreement among the Company and the several Underwriters.

                                    Very truly yours,

                                    QUINTON CARDIOLOGY SYSTEMS, INC.



                                    By:
                                        ---------------------------------------
                                        Title:


                                    SELLING SHAREHOLDER
                                    (named in Schedule II hereto)


                                    By:
                                        ---------------------------------------
                                        Title:

Confirmed as of the date first
above mentioned:

Needham & Company, Inc
SunTrust Robinson Humphrey
Adams, Harkness & Hill, Inc.
Delefield Hambrecht, Inc.
  Acting on behalf of themselves
  and as the Representatives of
  the other several Underwriters
  named in Schedule I hereto.

By: Needham & Company, Inc.


By:
    --------------------------
    Title:

                                   SCHEDULE I

                                  UNDERWRITERS

                                                                  Number of Firm
Underwriters                                                  Shares to be Purchased
------------                                                  ----------------------
Needham & Company, Inc.
SunTrust Robinson Humphrey
Adams, Harkness & Hill, Inc.
Delafield Hambrecht, Inc. ..............................
                                                                     -------
  Total  ...............................................
                                                                     =======

                                   SCHEDULE II

                                                  Total Number            Total Number of
                                                 of Firm Shares            Option Shares
                                                   to be Sold                to be Sold
                                                   ----------                ----------
Quinton Cardiology Systems, Inc. ...............

Philips Electronics North America Corporation ..    1,394,024                         0

  TOTALS .......................................
                                                  ===========                ==========

                                  SCHEDULE III

                            FORM OF LOCK-UP AGREEMENT

                       (Directors and Officers of Company)

      The undersigned is a holder of securities of QUINTON CARDIOLOGY SERVICES, INC., a Delaware corporation (the "Company"), and wishes to facilitate the public offering of shares of the Common Stock (the "Common Stock") of the Company (the "Offering"). The undersigned recognizes that such Offering will be of benefit to the undersigned.

      In consideration of the foregoing and in order to induce you to act as underwriters in connection with the Offering, the undersigned hereby agrees that he, she or it will not, without the prior written approval of Needham & Company, Inc., acting on its own behalf and/or on behalf of other Representatives of the underwriters, directly or indirectly, sell, contract to sell, make any short sale, pledge, or otherwise dispose of, or enter into any hedging transaction that is likely to result in a transfer of, any shares of Common Stock, options to acquire shares of Common Stock or securities exchangeable for or convertible into shares of Common Stock of the Company that he, she or it may own, exclusive of any shares of Common Stock purchased in connection with the Company's public offering or purchased in the public trading market, for a period commencing as of the date hereof and ending on the date that is one hundred eighty (180) days after the date of the final Prospectus relating to the Offering.

The foregoing sentence shall not apply to (A) any distribution by a partnership to its partners, (B) the transfer of shares of Common Stock or securities exchangeable for or convertible into shares of Common Stock by the undersigned as a gift; (C) the transfer of shares of Common Stock or securities exchangeable for or convertible into shares of Common Stock by the undersigned to its affiliates, as such term is defined in Rule 405 under the Securities Act; and
(D) the exercise of stock options granted pursuant to the Company's stock option and employee stock purchase or option plans, or options granted outside of the Company's stock option plans but outstanding on the date hereof; or (E) the sale or transfer of shares of Common Stock received upon or in connection with the exercise of Company stock options if the undersigned is no longer employed by, or no longer serving as a director of, the Company (including, without limitation, by reason of death or disability); provided, that, in the case of clause (A), (B) or (C) above, the recipient(s), donee(s) or transferee(s), respectively, agrees in writing as a condition precedent to such distribution, issuance, gift or transfer to be bound by the terms of this Agreement and, in the case of clause (D), any shares of Common Stock acquired pursuant to the exercise of any such stock option shall be subject to the restrictions of this letter (unless this clause (E) applies).

      The undersigned confirms that it understands that the underwriters and the Company will rely upon the representations set forth in this Agreement in proceeding with the Offering. The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of securities held by the undersigned if such transfer would constitute a violation or breach of this Agreement.

      This Agreement shall be binding on the undersigned and his, her or its respective successors, heirs, personal representatives and assigns.



                                        ---------------------------------------